BY-LAWS
                                          OF
                   CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY
                 (FORMERLY CHICAGO AND NORTH WESTERN HOLDINGS CORP.)
                              CURRENT AS OF MAY 9, 1994


                                      ARTICLE I


                               MEETING OF STOCKHOLDERS



                    Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                    Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority as provided in a resolution of the Board of Directors or these By-laws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by another person or persons.

                    Section 3.  Notice Requirements; Director
          Nominations. (a) Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder. At each meeting of stockholders only such business may be conducted as is (i) specified in the written notice of meeting given by or at the direction of the Board of Directors of the Corporation or Committee thereof, (ii) brought before the meeting by the Board of Directors of the Corporation or Committee thereof or by the Chairman of such meeting or (iii) specified in a written notice given by or on behalf of a stockholder of record, provided that written notice of such stockholder's intention to make a proposal or proposals at such meeting has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (1) with respect to proposals to be considered at an annual meeting of stockholders, 60 calendar days in advance of the date in the
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          current fiscal year of the Corporation corresponding to the date the Corporation released in its proxy statement to stockholders in connection with the annual meeting for the immediately preceding year and (2) with respect to proposals to be considered at a special meeting of stockholders, at the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder shall set forth: (i) the name and address of the stockholder who intends to make the proposal and the number of shares of the Corporation's capital stock owned or controlled by such stockholder, (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal specified in the notice and (iii) such other information regarding each proposal to be made by such stockholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission with respect to such proposals. The Chairman of the meeting may refuse to acknowledge any proposal not made in compliance with the foregoing procedures.

                    (b) Nominations for the election of Directors may be made by the Board, a committee appointed by the Board, any stockholder entitled to vote generally in the election of Directors or any stockholder entitled to nominate directors pursuant to the Second Amended and Restated Stockholders Agreement, dated as of March 30, 1992, among the Company, the stockholders named therein (the "Stockholders Agreement") and the other parties thereto. However, any stockholder entitled to vote generally in the election of Directors (other than stockholders party to the Stockholders Agreement) may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 60 calendar days in advance of the date in the current fiscal year of the Corporation corresponding to the date the Corporation released its proxy statement to stockholders in connection with the annual meeting for the immediately preceding year and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the
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          stockholder and each nominee and any other person or persons
          (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission, if the nominee were to be nominated by the Board of Directors and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                    Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law. A quorum, once established, shall not be broken by the withdrawal of holders of enough votes to leave less than a quorum and the holders present may continue to transact business notwithstanding such withdrawal. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

                    Section 5. Voting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of a majority of the stock having voting power, present, in person or by proxy, at such meeting. At each meeting of stockholders for the election of Directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected Directors.


                                      ARTICLE II


                                      DIRECTORS


                    Section 1.  Number, Election and Removal of
          Directors. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than fifteen. The number of Directors shall be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Directors need not be stockholders. The Directors shall be elected by the stockholders at their annual meeting, except as may otherwise be provided in this Section 1 of this Article II, and each Director elected shall hold office until his successor is elected and qualified or until his death,
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          retirement, resignation or removal.  Except as may otherwise be provided pursuant to Article FOURTH of the Certificate of Incorporation with respect to any rights of holders of preferred stock to elect additional Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized Directors), such vacancy shall be filled by the affirmative vote of a majority of the Directors then in office (subject to the provisions of the Stockholders Agreement), although less than a quorum. A Director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected.

                    Section 2. Meetings; Consent in Writing. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than twenty-four hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                    Section 3. Quorum. A majority of the total number of Directors, or, in the case of a meeting of a committee of the Board of Directors, a majority of the members, shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                    Section 4. (a) Committees of Directors. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the total number of Directors designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of
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          Directors shall specify.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint other Directors to act at the meeting in place of any such absent or disqualified member.

                    (b) The Executive Committee of the Corporation, currently consisting of Robert Schmiege, Chairman, and Messrs. James J. Mossman and James R. Birle, shall have and may exercise, by majority vote of its members, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-laws of the Corporation, declaring a dividend or authorizing the issuance of stock. All action taken by the Executive Committee shall be reported to the Board of Directors at the meeting thereof next succeeding such action.


                                     ARTICLE III


                                       OFFICERS


                    The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.
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                                      ARTICLE IV


                                  GENERAL PROVISIONS


                    Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these By-laws require notice to be given to any Director or stockholder, such notice shall be deemed to have been given when it is sent by telegram, telex or telecopy or hand delivered or deposited in the United States mail, as the case may be. A waiver of such notice in writing signed by the person or persons entitled thereto, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                    Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.


                                      ARTICLE V


                                INDEMNIFICATION, ETC.


                    Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is, was or had agreed to become a director or officer or Delegate (as defined herein) of the Company shall be indemnified and held harmless by the Company to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment) against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, that except as provided in Section 3 hereof, the
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          Company shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

                    For the purpose of this Article, a "Delegate" is any person serving at the request of the Company as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the Company (including, but not limited to, service with respect to employee benefit plans).

                    For the purpose of this Article, an "officer" is any person elected, appointed or otherwise chosen by the Board of Directors of the Company, in accordance with Article III of the By-laws, and any attorney at law, who is an officer or employee of the Company or of any subsidiary of the Company, when acting as an attorney at law for the Company or any subsidiary of the Company.

                    Section 2. Expenses. Expenses, including attorneys' fees, incurred by a person referred to in Section 1 of this
          Article in defending or otherwise being involved in a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; provided, that in connection with a proceeding (or part thereof) initiated by such person, except as provided in Section 3 hereof, the Company shall pay such expenses in advance of the final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Undertaking shall provide that if the person to whom the expenses were advanced has commenced proceedings in a court of competent jurisdiction to secure a determination that he or she should be indemnified by the Company, such person shall not be obligated to repay the Company during the pendency of such proceeding.

                    Section 3.  Protection of Rights.  If a claim under
          Section 1 is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses pursuant to Section 2 have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of claim or the advancement of expenses. If successful, in whole or in part, in such suit such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required
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          Undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, required under the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that this claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

                    Section 4. Employees and Agents. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Company as it shall deem appropriate.

                    Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                    Section 6. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, Delegate, employee, or agent, of the Company against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expenses, liabilities, or losses under the DGCL.

                    Section 7. Contractual Nature. The provisions of this Article shall be applicable to all proceedings, regardless of when commenced, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. The rights conferred by this Article shall be contract rights enforceable by each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles that person to indemnification hereunder, and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to
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          indemnification for proceedings commenced after such repeal or modification to enforce this Article with regard to acts, omissions or events arising prior to such repeal or modification.

                    Section 8. Subrogation. In the event of any payment under this Article to a person indemnified hereunder, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such person, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                    Section 9. Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.
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